Exhibit (5)(a)

[Letterhead of Potlatch Corporation]

February 10, 2006

Potlatch Corporation

601 West Riverside Avenue, Suite 1100

Spokane, WA 99201

Re: Registration Statements on Form S-8

Ladies and Gentlemen:

Reference is made to the Post Effective Amendments No. 1 to Registration Statements on Form S-8 (the “Registration Statements”) to be filed by Potlatch Corporation, a Delaware corporation formerly named Potlatch Holdings, Inc. (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, relating to the number of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) set forth below under the following plans (collectively, the “Plans”):

(a) 1,500,000 shares of Common Stock issuable pursuant to the Potlatch Corporation 1989 Stock Incentive Plan;

(b) 1,700,000 shares of Common Stock issuable pursuant to the Potlatch Corporation 1995 Stock Incentive Plan;

(c) 1,400,000 shares of Common Stock issuable pursuant to the Potlatch Corporation 2000 Stock Incentive Plan;

(d) 1,600,000 shares of Common Stock issuable pursuant to the Potlatch Corporation 2005 Stock Incentive Plan;

(e) 600,000 shares of Common Stock issuable pursuant to the Potlatch Forest Products Corporation Salaried Employees’ Savings Plan;

(f) 1,300,000 shares of Common Stock issuable pursuant to the Potlatch Forest Products Corporation Salaried Employees’ Savings Plan;

(g) 1,000,000 shares of Common Stock issuable pursuant to the Potlatch Forest Products Corporation Salaried Employees’ Savings Plan;

(h) 1,000,000 shares of Common Stock issuable pursuant to the Potlatch Forest Products Corporation Savings Plan for Hourly Employees; and

(i) 1,500,000 shares of Common Stock issuable pursuant to the Potlatch Forest Products Corporation Savings Plan for Hourly Employees.

It is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with each of the Plans, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit (5)(a) to each of the Registration Statements.

Very truly yours,

/s/ Ralph M. Davisson
Ralph M. Davisson
Vice President and General Counsel